                                                                    EXHIBIT 25.2

                                                                  Conformed Copy

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                  -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                  -----------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

          New York                                       16-1057879
          (Jurisdiction of incorporation                (I.R.S. Employer
           or organization if not a U.S.                Identification No.)
           national bank)

          140 Broadway, New York, N.Y.                  10005-1180
          (212) 658-1000                                (Zip Code)
          (Address of principal executive offices)

                                Charles E. Bauer
                                 Vice President
                                  140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-1792
           (Name, address and telephone number of agent for service)

                       BANKERS TRUST NEW YORK CORPORATION
              (Exact name of obligor as specified in its charter)

          New York                                      13-6180473
          (State or other jurisdiction                  (I.R.S. Employer
          of incorporation or organization)             Identification No.)

          130 Liberty Street
          New York, New York                            10006
          (212) 250-2500                                (Zip Code)
          (Address of principal executive offices)

                          SUBORDINATED DEBT SECURITIES
                        (Title of Indenture Securities)

                                    General
Item 1. General Information.
        --------------------

      Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

      State of New York Banking Department.

      Federal Deposit Insurance Corporation, Washington, D.C.

      Board of Governors of the Federal Reserve System,
      Washington, D.C.

 (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.
        --------------------------

      If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

Item 16.  List of Exhibits.
          -----------------

Exhibit
-------

T1A(i)                                         *        -       Copy of the Organization Certificate of
                                                                Marine Midland Bank.

T1A(ii)                                        *        -       Certificate of the State of New York
                                                                Banking Department dated December 31,
                                                                1993 as to the authority of Marine Midland
                                                                Bank to commence business.

T1A(iii)                                                -       Not applicable.

T1A(iv)                                        *        -       Copy of the existing By-Laws of Marine
                                                                Midland Bank as adopted on January 20,
                                                                1994.

T1A(v)                                                  -       Not applicable.

T1A(vi)                                        *        -       Consent of Marine Midland Bank required
                                                                by Section 321(b) of the Trust Indenture
                                                                Act of 1939.

T1A(vii)                                                -       Copy of the latest report of condition of
                                                                the trustee (June 30, 1997), published
                                                                pursuant to law or the requirement of its
                                                                supervisory or examining authority.

T1A(viii)                                               -       Not applicable.

T1A(ix)                                                 -       Not applicable.

*Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 23rd day of September, 1997.



                                   MARINE MIDLAND BANK


                                   By:   /s/ Metin Caner
                                      -------------------------------------
                                        Metin Caner
                                        Vice President

                                                               EXHIBIT T1A (VII)

                                               Board of Governors of the Federal
                                               Reserve System
                                               OMB Number: 7100-0036

                                               Federal Deposit Insurance
                                               Corporation
                                               OMB Number: 3064-0052

                                               Office of the Comptroller of the
                                               Currency
                                               OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL  Expires March 31, 1999
--------------------------------------------------------------------------------

This financial information has not been reviewed, or confirmed          [1]
for accuracy or relevance, by the Federal Reserve System.

                                               Please refer to page i,
                                               Table of Contents, for
                                               the required disclosure
                                               of estimated burden.
--------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031
                                                          (950630)
REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1997           ------------
                                                         (RCRI 9999)

This report is required by law; 12      This report form is to be filed by
U.S.C. (S)324 (State member banks);     banks with branches and consolidated
12 U.S.C. (S) 1817 (State nonmember     subsidiaries in U.S. territories and
banks); and 12 U.S.C. (S)161            possessions, Edge or Agreement
(National banks).                       subsidiaries, foreign branches,
                                        consoli-dated foreign subsidiaries,
                                        or International Banking Facilities.
--------------------------------------------------------------------------------

NOTE: The Reports of Condition and      The Reports of Condition and Income
Income must be signed by an             are to be prepared in accordance with
authorized officer and the Report of    Federal regulatory authority
Condition must be attested to by not    instructions.  NOTE: These
less than two directors (trustees)      instructions may in some cases differ
for State nonmember banks and three     from generally accepted accounting
directors for State member and          principles.
National Banks.
                                        We, the undersigned directors
I, Gerald A. Ronning, Executive VP &    (trustees), attest to the correctness
 Controller                             of this Report of Condition
------------------------------------    (including the supporting schedules)
Name and Title of Officer Authorized    and declare that it has been examined
 to Sign Report                         by us and to the best of our
                                        knowledge and belief has been
of the named bank do hereby declare     prepared in conformance with the
that these Reports of Condition and     instructions issued by the
Income (including the supporting        appropriate Federal regulatory
schedules) have been prepared in        authority and is true and correct.
conformance with the instructions
issued by the appropriate Federal       /s/ James H. Cleave
regulatory authority and are true to    --------------------------------------
the best of my knowledge and believe.   Director (Trustee)

/s/ Gerald A. Ronning                   /s/ Bernard J. Kennedy
--------------------------------------  --------------------------------------
Signature of Officer Authorized to      Director (Trustee)
 Sign Report

       7/25/97                          /s/ Malcolm Burnett
--------------------------------------  --------------------------------------
Date of Signature                       Director (Trustee)
--------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the           NATIONAL BANKS: Return the original
original and one copy to the            only in the special return address
appropriate Federal Reserve District    envelope provided.  If express mail
Bank.                                   is used in lieu of the special return
                                        address envelope, return the original
STATE NONMEMBER BANKS: Return the       only to the FDIC, c/o Quality Data
original only in the special return     Systems, 2127 Espey Court, Suite 204,
address envelope provided.  If          Crofton, MD 21114.
express mail is used in lieu of the
special return address envelope,
return the original only to the
FDIC, c/o Quality Data Systems, 2127
Espey Court, Suite 204, Crofton, MD
21114.
--------------------------------------------------------------------------------
FDIC Certificate Number    0  0  5  8  9
                         ---------------
                            (RCRI 9030)

             NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
        Name of Bank                City

in the state of New York, at the close of business
June 30, 1997


ASSETS

        Thousands
        of dollars
Cash and balances due from depository
institutions:
   Noninterest-bearing balances
   currency and coin............................  $ 1,044,050
   Interest-bearing balances....................    2,065,434
   Held-to-maturity securities..................            0
   Available-for-sale securities................    3,576,879

   Federal funds sold and securities purchased
   under agreements to resell...................    3,311,653

Loans and lease financing receivables:

   Loans and leases net of unearned
   income.......................................   20,801,413
   LESS: Allowance for loan and lease
   losses.......................................      429,338
   LESS: Allocated transfer risk reserve                    0

   Loans and lease, net of unearned
   income, allowance, and reserve...............   20,372,075
   Trading assets...............................      982,806
   Premises and fixed assets (including
   capitalized leases)..........................      221,952

Other real estate owned.........................        8,293
Investments in unconsolidated
subsidiaries and associated companies...........            0
Customers' liability to this bank on
acceptances outstanding.........................       26,490
Intangible assets...............................      495,034
Other assets....................................      530,288
Total assets....................................   32,634,954


LIABILITIES

Deposits:
   In domestic offices..........................   20,705,098

   Noninterest-bearing..........................    4,382,353


   Interest-bearing.............................   16,322,745

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..........................    3,458,100

   Noninterest-bearing..........................            0
   Interest-bearing.............................    3,458,100

Federal funds sold and securities purchased
   under agreements to resell...................    3,784,599
Demand notes issued to the U.S. Treasury              300,000
Trading Liabilities.............................      169,194

Other borrowed money:
   With a remaining maturity of one year
   or less......................................      878,716
   With a remaining maturity of more than
   one year through three years.................      133,670
   With a remaining maturity of more than
   three years..................................      112,907
Bank's liability on acceptances
executed and outstanding........................       26,490
Subordinated notes and debentures...............      497,648
Other liabilities...............................      336,900
Total liabilities...............................   30,403,322
Limited-life preferred stock and
related surplus.................................            0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.........................................            0
Common Stock....................................      205,000
Surplus.........................................    1,983,530
Undivided profits and capital reserves..........       38,878
Net unrealized holding gains (losses)
on available-for-sale securities................        4,224
Cumulative foreign currency translation
adjustments.....................................            0
Total equity capital............................    2,231,632
Total liabilities, limited-life
preferred stock, and equity capital.............   32,634,954